THIRD AMENDMENT TO TERM LOAN AGREEMENT

     This Third Amendment to Term Loan Agreement (the "Amendment") is made and entered into as of October 31, 1999 by and among SANWA BANK CALIFORNIA (the "Bank") on the one hand and MICHAEL D. FARNEY (the "Borrower") and MIRAVANT MEDICAL TECHNOLOGIES (the "Guarantor") on the other hand with respect to the following:

                                    RECITALS

     A. This Amendment shall be deemed to be a part of and subject to that certain Term Loan Agreement between Bank and Borrower dated as of February 17, 1998 as it may have been or may be amended from time to time (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     B. The Agreement has a maturity date of October 31, 1999. The Borrower and the Guarantor have requested that the Bank extend the maturity date of the Agreement, which the Bank is willing to consent and agree to subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the Borrower, the Guarantor and the Bank agree as follows:

                                    AGREEMENT

     1. Incorporation of Recitals. The foregoing recitals are incorporated herein by this reference, and the parties agree that each of such recitals is true and correct in all material respects.

     2. Acknowledgment of Indebtedness. As of the date of execution of this Amendment, Borrower and Guarantor acknowledge and agree that the outstanding principal amount of Obligations under the Agreement is $7,593,027.50, together with any accrued and unpaid interest. Borrower and Guarantor acknowledge and agree that each of them has no valid defense, setoff or counterclaim which would in any way alter, reduce or extinguish its respective obligation to Bank to repay the Obligations.

     3. Payment of Interest. Interest shall continue to accrue on the outstanding principal balance of the Term Loan at a rate equal to the Bank's Reference Rate as it may change from time to time minus .50% per annum. The Borrower hereby promises and agrees to pay to the Bank interest quarterly on the first day of each quarter, in other words on February 1, 2000, on May 1, 2000, and on August 1, 2000 and on the maturity date of October 31, 2000.

     4.  Maturity  Date.  The date of "October  31,  1999" is hereby  deleted in
Section 2.02 D of the Agreement. The date of "October 31, 2000" is hereby substituted in its place as the maturity date of the Term Loan, on which date the aggregate unpaid principal balance then outstanding, together with all accrued and unpaid interest thereon, is due and payable unless sooner due in accordance with the terms of the Agreement.

     5. Release of Security Interest. Bank is presently holding as collateral for the payment and performance of Borrower's Obligations 405,000 shares of the common stock of Guarantor, formerly known as PDT, Inc., in the name of Borrower as record holder. The security interest in such shares of stock is hereby terminated and released, and Section III "Collateral" of the Agreement is deleted in its entirety. All references to "Collateral" in the Agreement are hereby deleted, including without limitation, Sections 6.01, 6.03, 6.07, 7.08, 8.04, 8.05 and 9.02 in their entirety The Special Power of Attorney executed by Borrower in favor of Bank shall be of no further force and effect. Pursuant to Borrower's agreement with Guarantor and with the consent of Guarantor, Borrower hereby authorizes and directs Bank to deliver the foregoing shares of stock to Salomon Smith Barney, Inc. Nothing contained herein is intended to, or should it be construed as, amending, invalidating, impairing or otherwise affecting in any manner the security interest granted by Guarantor in favor of Bank pursuant to its Security Agreement to secure payment and performance under its Guaranty of Borrower.

     6. Conditions Precedent. The obligations of Bank in connection with this Amendment are subject to the conditions precedent that:

     (a)  This Amendment has been executed by Borrower and Guarantor;

     (b) Concurrently with the execution of this Amendment, payment to Bank in immediately available funds of an extension fee of $37,965.00, which amount is equal to 0.5% of the outstanding principal balance of the Term Loan. Such fee shall be deemed fully earned upon payment and shall not be refunded in the event Borrower repays its Obligations to Bank before the maturity date of the Agreement;

     (c) Concurrently with the execution of this Amendment, payment to Bank in immediately available funds of all accrued and unpaid interest on the Term Loan through and including October 31, 1999; and

     (d) Delivery to Bank of an opinion of counsel in form and content satisfactory to Bank from Nida & Maloney, counsel to Guarantor, as to such matters as are required by Bank.

     7. Release.

     (a) FOR GOOD AND VALUABLE CONSIDERATION, Borrower and Guarantor do each hereby forever relieve, release, and discharge Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively "Released Claims"). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to (i) the Agreement, (ii) the Guaranty,
          (iii) any instruments, agreements or documents executed in connection with any of the foregoing or (iv) the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

     (b) In furtherance of this release, Borrower and Guarantor expressly acknowledge and waive any and all rights under Section 1542 of the California Civil Code, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     (c) By entering into this release, Borrower and Guarantor recognize that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if any party should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower and Guarantor shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.

     (d) This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower and Guarantor acknowledge that the release contained herein constitutes a material inducement to Bank to enter into this Amendment and that Bank would not have done so but for Bank's expectation that such release is valid and enforceable in all events.

     8. Integration. This Amendment constitutes the complete agreement of the parties with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, conversations or writings of every kind or nature whatsoever with respect thereto, all of which have become merged and finally integrated into this Amendment and, to the extent not included herein, are hereby released, waived and relinquished.

     9. Incorporation into Agreement. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement shall mean and be referenced to the Agreement as amended by this Amendment. This Amendment may be modified or amended only by written agreement duly executed by all of the parties.

     10. No Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under the Agreement.

     11. Confirmation of Other Terms and Conditions of Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect. The Agreement as amended is a legal, valid and binding obligation of the Borrower, and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

     12. Reaffirmation of Guaranty and Security Agreement. Guarantor hereby acknowledges and agrees that its Guaranty together with the Addendum thereto and its Security Agreement continue in full force and effect and are valid, legally binding obligations of and enforceable against Guarantor in accordance with their terms. Guarantor hereby restates and reaffirms as of the date of this Amendment each and every agreement, representation, warranty and waiver set forth in such Guaranty, Addendum and Security Agreement.

     13. Construction. The titles of the sections herein appear as a matter of convenience and reference only and shall not affect the construction hereof. This Amendment constitutes the product of the negotiation of the parties hereto, and in the enforcement thereof shall be interpreted in a neutral manner and not more strongly for or against any party based upon the source of the draftsmanship hereof.

     14. Execution in Counterpart. This Amendment may be executed by facsimile signature and in any number of counterparts, each of which, when so executed and delivered, shall be an original, and all of which together shall constitute one and the same agreement. This Amendment shall not be binding on any party until all parties have executed it.

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     15.   ACKNOWLEDGEMENTS.   EACH  PARTY   EXECUTING  THIS  AMENDMENT   HEREBY
ACKNOWLEDGES THAT (A) SUCH PARTY HAS RECEIVED OR HAS HAD THE OPPORTUNITY TO RECEIVE INDEPENDENT LEGAL ADVICE FROM ATTORNEYS OF ITS CHOICE WITH RESPECT TO
THE  NEGOTIATION  AND  EXECUTION  OF  THIS  AMENDMENT;   (B)  SUCH  PARTY  FULLY
UNDERSTANDS THE SIGNIFICANCE AND CONSEQUENCE OF EACH AND EVERY TERM AND CONDITION OF THIS AMENDMENT AND HAS MADE AN INDEPENDENT AND VOLUNTARY DECISION TO ENTER INTO THIS AMENDMENT; (C) AND IN THE EVENT LEGAL COUNSEL HAS NOT BEEN CONSULTED, SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVED THE RIGHT TO CONSULT WITH INDEPENDENT LEGAL COUNSEL.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

SANWA BANK CALIFORNIA ("Bank")



By:  /s/ David G. Kronen                           /s/ Michael D. Farney
     -------------------                          ---------------------------
      David G. Kronen, VP & Business              MICHAEL D. FARNEY ("Borrower")
      Banking Officer

                                                  MIRAVANT MEDICAL TECHNOLOGIES
                                                  ("Guarantor")



                                                   By:  /s/ Gary S. Kledzik
                                                   ------------------------
                                                   Gary S. Kledzik,
                                                   Chief Executive Officer